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                                                                    Exhibit 5(a)

                           [Citigroup Inc. Letterhead]

                                 March 10, 2006

Citigroup Inc.
Citigroup Funding Inc.
TARGETS Trust XXVIII
TARGETS Trust XXIX
TARGETS Trust XXX
TARGETS Trust XXXI
TARGETS Trust XXXII
TARGETS Trust XXXIII
TARGETS Trust XXXIV
TARGETS Trust XXXV
TARGETS Trust XXXVI
TARGETS Trust XXXVII

c/o Citigroup Funding Inc.
399 Park Avenue
New York, NY  10043

                  Re:      Citigroup Inc.
                           Citigroup Funding Inc.
                           TARGETS Trust XXVIII
                           TARGETS Trust XXIX
                           TARGETS Trust XXX
                           TARGETS Trust XXXI
                           TARGETS Trust XXXII
                           TARGETS Trust XXXIII
                           TARGETS Trust XXXIV
                           TARGETS Trust XXXV
                           TARGETS Trust XXXVI
                           TARGETS Trust XXXVII
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  I am General Counsel, Finance and Capital Markets of Citigroup Inc., a Delaware corporation (the "GUARANTOR"), and have acted as legal counsel to Citigroup Funding Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the Guarantor, the Company and TARGETS Trust XXVIII, TARGETS Trust XXIX, TARGETS Trust XXX, TARGETS Trust XXXI, TARGETS Trust XXXII, TARGETS Trust XXXIII, TARGETS Trust XXXIV, TARGETS Trust XXXV, TARGETS Trust XXXVI and TARGETS Trust XXXVII (each, a "TRUST" and, collectively, the "TRUSTS"), each a statutory trust formed under the laws of the State of Delaware, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including the applicable rules and regulations thereunder (the "SECURITIES ACT"). The

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Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities: (i) Targeted Growth Enhanced Terms Securities ("TARGETS") of each Trust; (ii) certain securities (the "FORWARD CONTRACT SECURITIES") with respect to each Trust representing interests in a forward contract of the Company and the guarantee of the Guarantor with respect to the Company's obligations under such forward contract, which Forward Contract Securities and related guarantee are to be issued pursuant to an indenture (the "INDENTURE") dated as of August 20, 2005 among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as indenture trustee; and (iii) a guarantee of the Company with respect to the TARGETS of each Trust and a guarantee of the Guarantor with respect to the Company's guarantee obligations of the TARGETS of each Trust.

                  The TARGETS of each Trust are to be issued pursuant to the Amended and Restated Declaration of Trust (the "DECLARATION") of such Trust to be entered into among the Company, as sponsor and as the issuer of the Forward Contract Securities, the Guarantor, Chase Bank USA, National Association, as Delaware trustee, JPMorgan Chase Bank, N.A., as institutional trustee (the "INSTITUTIONAL TRUSTEE"), and Scott Freidenrich, Geoffrey S. Richards and Cliff Verron, as regular trustees.

                  This opinion is being delivered in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, I, along with persons employed by the Guarantor and its subsidiaries, including the Company, with whom I have consulted, have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of prospectus relating to the TARGETS included in the Registration Statement (the "PROSPECTUS"); (iii) the form of Declaration (including the designation of terms of the TARGETS annexed thereto); (iv) the form of Targeted Growth Enhanced Terms Securities Guarantee Agreement (the "GUARANTEE AGREEMENT") to be entered into among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as guarantee trustee (the "GUARANTEE TRUSTEE"); (v) the form of certificates evidencing the Forward Contract Securities; (vi) the Indenture; (vii) the form of Underwriting Agreement (the "UNDERWRITING AGREEMENT"), to be entered into among each Trust, the Company and the Guarantor;
(viii) the Certificate of Incorporation of the Company; (ix) the By-Laws of the Company currently in effect; (x) the Restated Certificate of Incorporation of the Guarantor, as amended to date; (xi) the By-Laws of the Guarantor currently in effect; (xii) certain resolutions adopted by the Board of Directors of the Company; and (xiii) certain resolutions adopted by the Board of Directors of the Guarantor.

                  I (or such persons) have also examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company and the Guarantor, certificates of public officials and other documents, and have conducted such other investigations of fact and law as I (or such persons) have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

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                  Based upon and subject to the foregoing, I am of the opinion that:

                  1. With respect to the Guarantee Agreement for the TARGETS of each Trust, upon (i) delivery and filing of the Prospectus with respect to such Trust in compliance with the Securities Act; (ii) due authorization, execution and delivery of each of the Guarantee Agreement, the Declaration and the Underwriting Agreement with respect to such Trust by the parties thereto; (iii) due qualification of the Institutional Trustee and the Guarantee Trustee under the Trust Indenture Act of 1939, as amended; (iv) establishment of the terms of such TARGETS in accordance with the Declaration of such Trust; (v) due execution, authentication and delivery of such TARGETS in accordance with the Declaration of such Trust; and (vi) the issuance of such TARGETS against payment therefore in the manner described in the Underwriting Agreement for such TARGETS, the Guarantee Agreement of such Trust will be a legal, valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.

                  2. With respect to the Forward Contract Securities and related guarantee of each Trust, upon (i) delivery and filing of the Prospectus with respect to such Trust in compliance with the Securities Act; (ii) establishment of the terms of such Forward Contract Securities in accordance with the Indenture; (iii) due execution, authentication and delivery of such Forward Contract Securities in accordance with the Indenture; and (iv) the issuance of such Forward Contract Securities and related guarantee against payment therefor in the manner described in the Prospectus with respect to such Trust, such Forward Contract Securities will be (a) duly authorized and validly issued and
(b) together with the related guarantees, legal, valid and binding obligations of the Company and the Guarantor, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantor in accordance with their terms.

                  Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

                  This opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.


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                  I consent to the filing of this opinion in the Registration
Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,


                                            /s/ Michael S. Zuckert
                                                --------------------
                                                Michael S. Zuckert


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